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                                                                    EXHIBIT 10.1

                   CONTRIBUTION AND STOCK PURCHASE AGREEMENT

                             BY, BETWEEN AND AMONG

                     MADISON RIVER TELEPHONE COMPANY, LLC,

                         COASTAL COMMUNICATIONS, LLC,

                           COASTAL UTILITIES, INC.,

                               DANIEL M. BRYANT,

                                G. ALLAN BRYANT

                                      AND

                       THE MICHAEL E. BRYANT LIFE TRUST

                               November 23, 1999
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                   CONTRIBUTION AND STOCK PURCHASE AGREEMENT


     This Contribution and Stock Purchase Agreement is entered into this of November 1999, by and among Madison River Telephone Company, LLC, a Delaware limited liability company ("MRTC") and Coastal Communications, LLC, a Delaware limited liability company (collectively, the "Buyer"); Daniel M. Bryant, G. Allan Bryant and The Michael E. Bryant Life Trust (collectively, the "Sellers"); and Coastal Utilities, Inc., a Georgia corporation (the "Company"). The Buyer and the Sellers are referred to collectively herein as the "Parties."

     WHEREAS, the Sellers in the aggregate own all of the outstanding capital stock of the Company.

     WHEREAS, the Company is engaged in the operation of a local exchange carrier telephone company providing comprehensive telecommunications services to its customers (the "Business")

     WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the outstanding capital stock of the Company on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.   Definitions.
          ------------

     Capitalized terms contained in this Agreement and not otherwise defined by their context, are defined in Exhibit A, attached hereto and incorporated by this reference.

     2.   Contribution and Sale of Company Shares.
          ----------------------------------------

     (a)  Basic Transaction.  On and subject to the terms and conditions of this
          -----------------
Agreement, the Buyer agrees to acquire from each of the Sellers, and each of the Sellers agrees to transfer to the Buyer, all of his or its Company Shares for the consideration specified below in this Section 2.

     (b)  Consideration.  Subject to the adjustments set forth in Section 2(e),
          -------------
Section 6(e) and Section 6(f) below, the Buyer agrees to pay and deliver to the Sellers at the Closing (i) One Hundred Thirty Million Dollars ($130,000,000) less Long Term Debt by wire transfer or delivery of other immediately available funds (the "Purchase Price") and (ii) the Coastal Communications Interests (collectively, the "Consideration"). The Consideration shall be allocated among the Sellers in proportion to their respective holdings of Company Shares as set forth in Section 4(b) of the Disclosure Schedule.

     (c)  The Closing.  The closing of the transactions contemplated by this
          -----------
Agreement (the "Closing") shall take place at the offices of Ratcliffe, Smith & Grinstead, P.C., located at
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103 North Main Street, Hinesville, GA. 31313, commencing at 9:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Sellers may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than March 31, 2000.

     (d)  Deliveries at the Closing.  At the Closing, (i) Sellers will
          -------------------------
contribute, transfer and deliver to Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) Buyer will deliver to Sellers the various certificates, instruments, and documents referred to in
Section 7(b) below, (iii) each of the Sellers will contribute, transfer and deliver to Buyer stock certificates representing all of his or its Company Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) Buyer will deliver to Sellers the consideration specified in Section 2(b) above.

     (e)  Adjustments to Consideration.
          ----------------------------

          (i) Within thirty (30) days following the Closing Date, Buyer's accountants shall have reviewed the financial statements, books and records of the Company and its Subsidiaries and shall have delivered a written report of the results of such review to Sellers (the "Final Closing Date Report"). The calculations of Buyer made pursuant to this Section shall be made in accordance with GAAP. The Purchase Price is based upon the following covenants of the Company and the Sellers: The Company shall at the Closing Date have (A) a minimum of Five Million Dollars ($5,000,000) in readily available cash or cash equivalents (neither of which is restricted or dedicated for payment of a Company obligation); (B) a current ratio of 1.2; and (C) a minimum Net Worth of Ten Million Dollars ($10,000,000), provided that the Illuminet stock presently held by the Company shall be valued at the lesser of cost or fair market value for these purposes. The Consideration shall be reduced by an amount equal to the sum of the following: (i) the amount that cash is less than Five Million Dollars ($5,000,000); (ii) the amount equal to the current assets needed to increase the numerator of the current ratio to achieve the minimum current ratio and (iii) the amount that Net Worth is less than Ten Million Dollars ($10,000,000). Any reduction in consideration shall be made in the amount of Consideration delivered at Closing based upon the parties good faith estimate of the actual amounts required to be delivered under the requirements of Section 2(e)(1)(A), Section 2(e)(ii)(B) and Section 2(e)(iii)(C) above. If, based upon the Final Closing Date Report additional adjustments in the Consideration are required, Sellers shall each reimburse Buyer their pro rata portion of the amount of the Purchase Price adjustment by (i) wire transfer of immediately available funds to the account specified by Buyer within five (5) business days after the date on which the Final Closing Date Report is deemed final in accordance with this
     Section 2(e); or (ii) a reduction of the amount of the CCL Class A Member Interests received by Sellers. Buyer may stipulate the method of reimbursement.

          (ii) The Purchase Price shall be increased by an amount equal to the amount that cash and cash equivalents is more than Five Million Dollars ($5,000,000), provided

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     that the purchase price increase shall be limited to an amount such that when the purchase price increase is deemed subtracted from cash and cash equivalents, as calculated on the Final Closing Date Report, the financial conditions as set forth in (e)(i) above all shall still be satisfied. Buyer shall pay Sellers any such increase within five (5) business days after the date in which the Final Closing Date Report is deemed final in accordance with Section 2(e).

          (iii) Not later than ten (10) business days following the delivery of the Final Closing Date Report and the calculation of the Purchase Price adjustment, Sellers may furnish Buyer with written notification of any dispute concerning any items shown thereon or omitted therefrom together with a detailed explanation in support of Sellers' position in respect thereof. Sellers and Buyer shall consult to resolve any such dispute for a period of fifteen (15) business days following the notification thereof. If such fifteen (15) business day consultation period expires and the dispute has not been resolved, the matter shall be referred to a nationally recognized Big 5 independent public accounting firm mutually agreed upon by Sellers and Buyer (the "Accountants"), which shall resolve the dispute and shall render its decision (together with a brief explanation of the basis therefor) to Buyer and Sellers not later than twenty (20) business days following submission of the dispute to it; provided, however, that if Buyer and Sellers are unable to mutually agree upon a nationally recognized Big 5 independent public accounting firm, then Buyer and Sellers shall each choose a nationally recognized Big 5 independent public accounting firm and those firms shall appoint a third nationally recognized Big 5 independent public accounting firm to act as the Accountants. The adjustments to the Purchase Price shall be made in the required manner within five (5) business days after the delivery of a copy of such decision to Sellers and Buyer. The fees and expenses of the Accountants shall be shared equally by Sellers and Buyer. The Final Closing Date Report and the calculation of any Purchase Price adjustments (to the extent not disputed within the specified period by Sellers), any mutually agreed written settlement of any such dispute concerning the Final Closing Date Report or the calculation of any Purchase Price adjustments and any determination of disputed items by the Accountants shall be final, conclusive and binding on the Parties hereto absent manifest error.

          (v) At the later of ninety (90) days after all restrictions lapse on Illuminet stock or November 1, 2000 (the "Valuation Date"), Buyer shall pay as additional purchase price fifty percent (50%) of the deemed gain on Illuminet stock. Gain shall be calculated as the value of Illuminet stock less (1) value ascribed to Illuminet stock in (e)(i) above and (2) federal and state income taxes payable on the deemed sale. Illuminet value shall be determined by the actual sale of Illuminet stock within 30 days of the Valuation Date or, in case of a deemed sale, the average of the ten (10) most recent closing prices of Illuminet stock on or prior to the Valuation Date.

          (vi) The Purchase Price shall be adjusted for split dollar insurance in accordance with Section 5(k) hereof.

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     3.   Representations and Warranties Concerning the Transaction the
          -------------------------------------------------------------
Transaction.
-----------

     (a)  Representations and Warranties of the Sellers.  Each of the Sellers
          ---------------------------------------------
severally represents and warrants to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to himself or itself, except as set forth in the Disclosure Schedule attached hereto.

          (i)   Organization of Certain Sellers. If the Seller is a trust, the
                --------------------------------
     Seller is validly existing under the trust and fiduciary laws of the State of Georgia.

          (ii)  Authorization of Transaction.  Each Seller has full power and
                ----------------------------
     authority (including, if the Seller is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions. Except as set forth in Schedule 3(a)(ii), (and each such exception shall be satisfied prior to the Closing Date), each Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention.  Neither the execution and the delivery of
                ----------------
     this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, if the Seller is a trust, any provision of its trust agreement or (B) except as set forth in Schedule 3(a)(iii) (and each such exception shall be satisfied prior to the Closing Date) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

          (iv)  Brokers' Fees.  No Seller has any Liability or obligation to pay
                -------------
     any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          (v)  Company Shares. As of the date hereof and as of the Closing, each
               --------------
     Seller holds of record and owns beneficially the number of Company Shares set forth next to his or its name in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Except as set forth in Schedule 3(a)(v), (each such exception to be removed prior to the Closing Date). No Seller is a party to any option,

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     warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). No Seller is a party to any voting trust, proxy, or other agreement or Understanding with respect to the voting of any capital stock of the Company. Upon the consummation of the transaction contemplated hereby, Buyer will acquire title to the Company Shares, free and clear of all restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

          (vi) Each Seller (i) understands that the Coastal Communications Interests have not been, and will not be, registered under the Securities Act, or any state securities laws, and are being offered and transferred in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Coastal Communications Interests solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Coastal Communications Interests, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Coastal Communications Interests, and (vi) is an Accredited Investor as defined and set forth in Regulation D promulgated under the Securities Act.

          (b)   Representations and Warranties of the Buyer. The Buyer
                -------------------------------------------
     represents and warrants to Sellers that the statements contained in this
     Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b).

          (i)   Organization of the Buyer. The Buyer is a limited liability
                ---------------------------
     company duly organized, validly existing, and in good standing under the laws of Delaware.

          (ii)  Authorization of Transaction. The Buyer has full power and
                ------------------------------
     authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. Except as provided herein, Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention.  Neither the execution and the delivery of
                ----------------
     this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its Certificate of Formation or Limited Liability Company Agreement (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

          (iv)  Brokers' Fees.  The Buyer has no Liability or obligation to pay
                -------------
     any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

          (v)   Investment. The Buyer is not acquiring the Company Shares with a
                ----------
     view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     4.   Representations and Warranties Concerning the Company and Its
          -------------------------------------------------------------
Subsidiaries.
-------------

     The Sellers jointly and severally represent and warrant to Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by Sellers to Buyer within ten (10) days of the date hereof, initialed by the Parties and subject to the provisions of Section 5(L) attached hereto as Exhibit B (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in sufficient detail to accurately apprise Buyer of the true nature of the circumstance or situation. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     (a)  Organization, Qualification, and Corporate Power.  Each of the Company
          ------------------------------------------------
and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Company and its Subsidiaries has full corporate power and authority and all licenses, permits, operating authority, regulatory approvals and authorizations necessary to carry on the Businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of each of the Company and its Subsidiaries. The Sellers have delivered to Buyer correct and complete copies of the charter and bylaws of each of the Company and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Company and its Subsidiaries are correct and complete. None of the Company and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

     (b)  Capitalization.  The entire authorized capital stock of the Company
          --------------
consists of: (i) 300,000 shares of Class A Common Stock, par value-$10.00, of which 52,860 shares are issued and outstanding, (ii) 900,000 shares of Class B Common Stock, par value $10.00, of which 222,012 shares are issued and outstanding; (iii) 50,000 shares of Class A Preferred Stock, par value $100.00, of which 10,572 shares are issued and outstanding; and (iv) 20,000 shares of Class B Preferred Stock, par value $100.00, of which 4,405 shares are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

     (c)  Noncontravention.  Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Company and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Company and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Company and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except as set forth in schedule 4(c), (each such exception to be removed prior to the Closing Date), none of the Company and its Subsidiaries must give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d)  Brokers' Fees.  None of the Company and its Subsidiaries has any
          -------------
Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e)  Title to Assets.  The Company's and its Subsidiaries' assets include
          ---------------
all of the assets, properties and rights of every type and description, real, personal and mixed, tangible and intangible, that are currently used in the conduct of the Company's and its Subsidiaries' Business. The Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except as set forth in Section 4(e) of the Disclosure Schedule.

     (f)  Subsidiaries.  Section 4(f) of the Disclosure Schedule sets forth for
          ------------
each Subsidiary of the Company (i) its name and jurisdiction of incorporation,
(ii) the number of

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shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of -each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. The Company holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. Except as set forth in Section 4(f), none of the Company and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

     (g)  Financial Statements.  Attached hereto as Exhibit B are the following
          --------------------
financial statements (collectively the "Financial Statements"): (i) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1997, and December 31, 1998 (the "Most Recent Fiscal Year End") for the Company and its Subsidiaries; and (ii) unaudited balance sheets and statement of income (die "Most Recent Financial Statements") as of and for the nine months ended September 30, 1999 (the "Most Recent Fiscal Month End") for the Company and its Subsidiaries. The Financial Statements referenced in 4(g)(i) above (including the notes thereto) have been prepared from the books and records of the Company and its Subsidiaries in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of the Company and its Subsidiaries (which books and records are correct and complete).

     (h)  Events Subsequent to Most Recent Fiscal Year End.  Since the Most
          ------------------------------------------------
Recent Fiscal Year End, there has not been any material adverse change in the Business, financial condition, operations, results of operations, cash flows or future prospects of any of the Company and its Subsidiaries, but excluding any change in the United States general economic conditions. Without limiting the generality of the foregoing, since that date, and except as set forth in Section 4(h) of the Disclosure Schedule:

          (i) none of the Company and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) none of the Company and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

          (iii) no party (including any of the Company and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which any of the Company and its Subsidiaries is a party or by which any of them is bound;

          (iv) none of the Company and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

          (v) none of the Company and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

          (vi) none of the Company and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business;

          (vii) none of the Company and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $50,000 singly or $250,000 in the aggregate;

          (viii) none of the Company and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (ix) none of the Company and its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

          (x) none of the Company and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (xi) there has been no change made or authorized in the charter or bylaws of any of the Company and its Subsidiaries;

          (xii) none of the Company and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (xiii) none of the Company and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (xiv) none of the Company and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xv) one of the Company and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xvi) none of the Company and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (xvii) none of the Company and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business; and

          (xviii) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Company and its Subsidiaries.

     (i)  Undisclosed Liabilities.  None of the Company and its Subsidiaries has
          -----------------------
any Liability (and to the Knowledge of Sellers there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for
(i) Liabilities set forth on the face of the Most Recent Fiscal Year End (rather than in any notes thereto) and (ii) Liabilities which are current liabilities of the Company and which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (j)  Legal Compliance.  Each of the Company, its Subsidiaries, and their
          ----------------
respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof, including, but not limited to, the FCC and the Georgia PSC), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (k)  Tax Matters.
          -----------

          (i) Each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) No Seller or director or officer (or employee responsible for Tax matters) of any of the Company and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the Company and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority. Section 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 1993.

          (iv) None of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) None of the Company and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Reg. Section 1. 1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (vi) Section 4(k) of the Disclosure Schedule sets forth the following information with respect to each of the Company and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company or Subsidiary in its assets; (B) the basis of the stockholder(s) of each Subsidiary in its stock (or the amount of any Excess Loss Account);
     (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or Subsidiary; and (D) the amount of any deferred gain or loss allocable to the Company or Subsidiary arising out of any Deferred Intercompany Transaction.

          (vii) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

     (1)  Real Property.
          -------------

          (i) Section 4(l)(i) of the Disclosure Schedule lists and describes briefly all real property that any of the Company and its Subsidiaries owns. Except as set forth in Section 4(l)(i) of the Disclosure Schedule, with respect to each such parcel of owned real property:

               (A) the identified owner has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, right-of-way, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

               (B) there are no pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for real estate matters) of the Company and its Subsidiaries, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use, occupancy, or value thereof,

               (C) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation in any material respect of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

               (D) all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

               (E) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

               (F) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

               (G) there are no parties (other than the Company and its Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in Section 4(l)(i) of the Disclosure Schedule who are in possession of space to which they are entitled;

               (H) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including where necessary gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

               (I) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property.

          (ii) Section 4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to any of the Company and its Subsidiaries. Section 4(l)(ii) of the Disclosure Schedule also identifies the leased or subleased properties for which title insurance policies are to be procured in accordance with Section 5(h)(ii) below. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(l)(ii) of the Disclosure Schedule:

               (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

               (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (D) no party to the lease or sublease has repudiated any provision thereof,

               (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

               (F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

               (G) none of the Company and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

               (H) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

               (I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

               (J) the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

          (iii) Section 4(l)(iii) of the Disclosure Schedule lists and describes briefly all easements and rights-of-way held by the Company and its Subsidiaries. Except as set forth in Section 4(l)(iii) of the Disclosure Schedule, the Company and its Subsidiaries have good, marketable and indefeasible rights and title in such easements and right-of-way, free and clear of Security Interests, and no Person is disputing such right and title to such easements and rights-of-way.

     (m)  Intellectual Property.
          ---------------------

          (i) The Company and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the Businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of the Company and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Company or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Each of the Company and its Subsidiaries has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

          (ii) None of the Company and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties or violated any confidentiality agreements to which they are parties, and none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Company and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Company and its Subsidiaries.

          (iii) Section 4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to any of the Company and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Company and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the Company and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.
     Section 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Company and its Subsidiaries in connection with any of its Businesses. With respect to each item of Intellectual Property required to be identified in Section 4(m)(iii) of the Disclosure Schedule:

               (A) the Company and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

               (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (D) none of the Company and its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv) Section 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any of the Company and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(m)(iv) of the Disclosure
     Schedule:

               (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

               (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (H) none of the Company and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (v) To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, none of the Company and its Subsidiaries will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its Businesses as presently conducted and as presently proposed to be conducted.

     (n)  Tangible Assets.  The Company and its Subsidiaries own or lease all
          ---------------
buildings, machinery, Equipment, and other tangible assets necessary for the conduct of their Businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and, to the knowledge of the Company and Sellers, latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

     (o)  Inventory.  Except as set forth in Section 4(o) of the Disclosure
          ---------
Schedule, the Inventory of the Company and its Subsidiaries consists of raw materials and supplies fit for the purpose for which it was procured or manufactured, and none of which is obsolete, damaged, or defective, subject only to the reserve for Inventory writedown set forth on the face of the Most Recent Fiscal Year End (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries. The Inventory is, and at the Closing Date will be, at a level required to operate the Business consistent with past practices of the Company and its Subsidiaries.

     (p)  Contracts. Section 4(p) of the Disclosure Schedule lists the following
          ---------
contracts and other agreements to which any of the Company and its Subsidiaries is a party:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of Fifty Thousand Dollars ($50,000) per annum;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year, result in a loss to any of the Company and its Subsidiaries, or involve consideration in excess of Fifty Thousand Dollars ($50,000);

          (iii) any agreement which causes the Company or any of its Subsidiaries to be a member of a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of Fifty Thousand Dollars ($50,000) or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v) any agreement binding the Company to confidentiality or noncompetition;

          (vi) any agreement with any of the Sellers and their Affiliates (other than the Company and its Subsidiaries);

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii)  any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of Fifty Thousand Dollars ($50,000) or providing severance benefits;

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

          (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the Business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries; or

          (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of Fifty Thousand Dollars ($50,000).

The Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in Section 4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (D) to the Sellers' knowledge no party is required to pay an amount in excess of the fair market value for goods, services or leased property or to sell goods or services at less than cost; and (E) no party has repudiated any provision of the agreement.

     (q) Notes and Accounts Receivable.  All notes and Accounts Receivable of
         -----------------------------
the Company and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Fiscal Year End (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

     (r) Powers of Attorney.  There are no outstanding powers of attorney
         ------------------
executed on behalf of any of the Company and its Subsidiaries.

     (s) Insurance.  Section 4(s) of the Disclosure Schedule sets forth the
         ---------
following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of ' the Company and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years:

         (i)   the name, address, and telephone number of the agent;

         (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

         (iii) the policy number and the period of coverage;

         (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

         (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither any of the Company and its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of the Company and its Subsidiaries has been covered during the past 3 years by insurance in scope and amount customary and reasonable for the Businesses in which it has engaged during the aforementioned period. Section 4(s) of the Disclosure Schedule describes any self-insurance arrangements affecting any of the Company and its Subsidiaries.

     (t) Litigation.  Section 4(t) of the Disclosure Schedule sets forth each
         ----------
instance in which any of the Company and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of the Company and its Subsidiaries, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(t) of the Disclosure Schedule could result in any material adverse change in the Business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries. None of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of the Company and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Company and its Subsidiaries.

     (u) Product Warranty.  Each product sold, leased, or delivered by any of
         ----------------
the Company and its Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and none of the Company and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries. No product sold, leased, or delivered by any of the Company and its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Company and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

     (v) Product Liability.  To the Knowledge of any of the Sellers, none of the
         -----------------
Company and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold, leased, or delivered by any of the Company and its Subsidiaries.

     (w) Employees.  To the Knowledge of any of the Sellers and the directors
         ---------
and officers (and employees with responsibility for employment matters) of the Company and its Subsidiaries, no executive, key employee, or group of employees has any plans to terminate employment with any of the Company and its Subsidiaries. None of the Company and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Company and its Subsidiaries has committed any unfair labor practice. None of the Sellers and the directors and officers (and employees with responsibility for employment matters) of the Company and its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company and its Subsidiaries.

     (x)  Employee Benefits.
          -----------------

          (i) Section 4(x) of the Disclosure Schedule lists each Employee Benefit Plan that any of the Company and its Subsidiaries maintains or to which any of the Company and its Subsidiaries contributes or has any obligation to contribute.

               (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

               (B) All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is a "group health plan7' under Section 4980B of the Code or
          Section 607(l) or 609 of ERISA.

               (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code
          Section 401(a) is so qualified, has received a favorable determination letter from the Internal Revenue Service and Seller is not aware of any facts or circumstances that could result in the revocation of such determination letter.

               (E) Except as set forth in Section 4(x) of the Disclosure Schedule, the market value of assets under each such Employee Benefit Plan which is a "defined benefit" plan subject to Title IV of ERISA (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to such a plan terminating on the date for determination.

               (F) The Sellers have delivered or made available to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

               (G) There is no unfunded Liability for accrued benefits, whether or not vested, under any funded Employee Benefit Plan, and all contributions required to be made to or with respect to each Employee Benefit Plan and all costs of administering each Employee Benefit Plan have been completely and timely made or paid.

          (ii) With respect to each Employee Benefit Plan that any of the Company, its Subsidiaries, and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

               (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company and its Subsidiaries, threatened.

               (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company and its Subsidiaries, threatened. None of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company and its Subsidiaries has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

               (C) Except as disclosed in Schedule 4(x) of the Disclosure Schedule, none of the Company and its Subsidiaries has incurred, and none of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company and its Subsidiaries has any reason to expect that any of the Company and its Subsidiaries will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA Section 4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (iii) None of the Company, its Subsidiaries, and the other members of the Controlled Group that includes the Company and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability as defined in ERISA Section 4201) under any Multiemployer Plan.

          (iv) Except as disclosed in Schedule 4(x) of the Disclosure Schedule, none of the Company and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

     (y)  Guaranties.  Except as set forth in Section 4(y) of the Disclosure
          ----------
Schedule, none of the Company and its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

     (z)  Environmental, Health, and Safely Matters.
          -----------------------------------------

          (i) Each of the Company, its Subsidiaries, and their respective predecessors and Affiliates has complied and is in compliance in all material respects with all Environmental, Health, and Safety Requirements.

          (ii) Without limiting the generality of the foregoing, each of the Company, its Subsidiaries and their respective Affiliates has obtained and complied with, and is in compliance in all material respects with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its Business; a list of all such permits, licenses and other authorizations is set forth on the attached "Environmental and Safety Permits Schedule."

          (iii) Neither the Company, its Subsidiaries, nor their respective predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

          (iv) None of the following exists at any property or facility owned or operated by the Company or its Subsidiaries: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

          (v) None of the Company, its Subsidiaries, or their respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including, without limitation, any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys' fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste. Disposal Act, as amended ("SVTDA") or any other Environmental, Health, and Safety Requirements.

          (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

          (vii) Neither the Company, its Subsidiaries, nor any of their respective predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including, without limitation, any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

          (viii) To Sellers' knowledge, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company, its Subsidiaries, or any of their respective predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including, without limitation, any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

     (aa) Tariffs, FCC Licenses.
          ---------------------

          (i) The regulatory tariffs applicable to the Business stand in full force and effect on the date of this Agreement, and will stand in full force and effect at Closing, in accordance with all of their terms, and there is no outstanding notice of cancellation or termination or, to Sellers' Knowledge, any threatened cancellation or termination in connection therewith, nor is Seller subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operation of the Business (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by the applicable regulatory agency. Neither the Company nor its Subsidiaries are in default under the terms and conditions of any such tariff and there is no basis for any claim of default by the Company or its Subsidiaries in any respect under any such tariff. There are no applications by the Company or its Subsidiaries or complaints or petitions by others or proceedings pending or threatened before the Georgia PSC relating to the Business or its operations or the regulatory tariffs. To the knowledge of Sellers, there are no material violations by subscribers or others under any such tariff. Section 4(aa)(i) of the Disclosure Schedule sets forth all of the tariffs in force in connection with the operation of the Business. A true and correct copy of each tariff applicable to the Business has been delivered or made available to Buyer.

          (ii) Listed on Section 4(aa)(ii) of the Disclosure Schedule are all of the FCC licenses, permits, operating authority and regulatory approvals held by the Company and its Subsidiaries that are used in the operation of the Business. The licenses, permits, operating authority and regulatory approvals set forth on Section 4(aa)(ii) of the Disclosure Schedule constitute all of the licenses, permits, operating authority and regulatory approvals which are required for the lawful conduct of the Business. Each of such licenses, permits, operating authority and regulatory approvals are in full force and effect in accordance with their terms on the date of this Agreement, and will be in full force and effect in accordance with their terms at the time of Closing, and there is no outstanding notice of cancellation or termination or, to Sellers' Knowledge, any threatened cancellation or termination in connection therewith, nor are any of such licenses, permits, operating authority and regulatory approvals subject to any restrictions or conditions that limit the operation of the Business (other than restrictions or conditions generally applicable to licenses of that type). Subject to the Communications Act of 1934, as amended, and the regulations thereunder, such licenses and permits are free from all Security Interests, claims and encumbrances of any nature whatsoever. There are no applications by the Company or its Subsidiaries or complaints or petitions by others or proceedings pending or threatened before the FCC or any other governmental authority relating to the Business or such licenses, permits, operating authority and regulatory approvals that would have a material adverse impact on the Business.


     (bb) Access Lines. T he number of Access Lines as of the Closing Date will
          ------------
not be less than 38,000.

     (cc) Year 2000.  To the Knowledge of Sellers, none of the computer
          ---------
software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used or relied on by the Company or its Subsidiaries in the conduct of their respective Businesses, and none of the products and services sold, licensed, rendered, or otherwise provided by the Company and its Subsidiaries in the conduct of their respective Businesses, is expected to malfunction, cease to function, generate incorrect data or produce incorrect results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

At the direction of the Georgia PSC, Henderson Ridge Consulting has performed an audit of the Company's Y2K. readiness and the report supports management's representation that the Company is Y2K compliant. In the event the Company incurs material Year 2000 problems prior to the Closing, Sellers shall have 45 days to cure the problems to Buyer's satisfaction.

     Except as set forth in Section 4(cc) of the Disclosure Schedule, neither the Company nor its Subsidiaries has made any representations or warranties regarding the ability of any product or service sold, licensed, rendered, or otherwise provided by the Company or its Subsidiaries in the conduct of their respective Businesses to operate without malfunction, to operate without ceasing to function, to generate correct data or to produce correct results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

     (dd) Certain Business Relationships with the Company and Its Subsidiaries.
          --------------------------------------------------------------------
Except as set forth in Section 4(dd) of the Disclosure Schedule, none of the Sellers and their Affiliates has been involved in any business arrangement or relationship with any of the Company and its Subsidiaries within the past twelve
(12) months, and none of the Sellers and their Affiliates owns any asset, tangible or intangible, which is used in the Business of any of the Company and its Subsidiaries.

     (ee) Disclosure.  The representations and warranties contained in this
          ----------
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading in any material respect.

     5.   Pre-Closing Covenants.  The Parties agree as follows with respect to
          ---------------------
the period between the execution of this Agreement and the Closing.

     (a)  General.  Each of the Parties will use his or its best efforts to take
          -------
all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below). Buyer will upon execution of this Agreement promptly complete the requirements of the RTFC in order for the RTFC to evaluate Buyer's loan request.

     (b)  Notices and Consents.
          --------------------

          (i) The Sellers will cause each of the Company and its Subsidiaries to give any notices to third parties, and will cause each of the Company and its Subsidiaries to use its best efforts to obtain any third party consents, that the Buyer may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Sellers will cause each of the Company and its Subsidiaries to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii),
     Section 3(b)(ii), and Section 4(c) above. Any requests for authorizations, consents or approvals needed by the Company and its Subsidiaries will be submitted to Buyer for approval prior to forwarding to a third party, government or governmental agency.

          (ii) Promptly after the date hereof, Buyer and Sellers shall file any notification required to be filed under the HSR Act to consummate the transactions contemplated hereby, and shall request early termination of the waiting period thereunder. Buyer and Sellers shall use all commercially reasonable efforts to comply as promptly as practicable with any requests made pursuant to the HSR Act for additional information. Buyer and Sellers shall cooperate in such efforts to the extent commercially reasonable, and each Party shall pay one-half of the filing fees incurred in connection with the filings required under the HSR Act.


          (iii) Promptly after the date hereof, Buyer and Sellers shall make all filings required by the FCC and Georgia PSC, and take all actions reasonably necessary to obtain all consents, permits and orders required by the FCC and Georgia PSC as conditions to the obligations of Buyer and Sellers to consummate the transactions hereunder. Buyer and Sellers shall use all commercially reasonable efforts to comply as promptly as practicable with any request made by the FCC or Georgia PSC for additional information. Buyer and Sellers shall cooperate in such efforts to the extent commercially reasonable. Each Party shall pay one-half of the fees associated with the filings made by the Parties in order to comply with this Section 5(b)(iii).


     (c)  Operation of Business. The Sellers will not cause or permit any of the
          ---------------------
Company and its Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit any of the Company and its Subsidiaries to:

          (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock other than the payment of One Hundred Thousand Dollars ($100,000) as a 1999 year end dividend;

          (ii) purchase, sell, lease, mortgage, pledge or otherwise acquire or dispose of any of their assets, except for acquisitions and dispositions in the Ordinary Course of Business consistent with past practices;

          (iii) except with Buyer's prior written consent, increase or otherwise change the rate or nature of the compensation (including wages, salaries and bonuses) that is paid or payable to any Person, and enter into, renew or allow the renewal of, any employment or consulting agreement or other contract or arrangement with respect to the performance of personal services;

          (iv) except with Buyer's prior written consent, enter into, or become obligated under, any contract, agreement or commitment on behalf of the Company or any of its Subsidiaries, except in the Ordinary Course of Business or change, amend, terminate or otherwise modify any material contract, agreement or commitment, except for those which terminate or expire by their own terms;

          (v) allow any policies of liability and casualty insurance carried by the Company and its Subsidiaries to lapse;

          (vi) except with Buyer's prior written consent, adopt or commit to adopt, any pension, profit sharing, deferred compensation or similar plan, program or trust on behalf of personnel of the Company and its Subsidiaries, other than any such plan, program or trust currently maintained by the Company and its Subsidiaries;

          (vii) voluntarily agree to enter into or enter into any collective bargaining agreement applicable to any employees of the Company and its Subsidiaries or otherwise recognize any union as the bargaining representative of any such employees;

          (viii) take any action which could reasonably be expected to affect in any adverse manner any of the permits, licenses, regulatory authority or governmental approvals of the Company or its Subsidiaries; or

          (ix) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above.

     (d)  Preservation of Business.  The Sellers will cause each of the Company
          ------------------------
and its Subsidiaries to keep its Business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     (e)  Full Access.  Each of the Sellers will permit, and the Sellers will
          -----------
cause each of the Company and its Subsidiaries to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Company and its Subsidiaries.

     (f)  Notice of Developments. The Sellers will give prompt written notice to
          ----------------------
the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his, or its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (g)  Financial and Management Reports.  From the date of this Agreement
          --------------------------------
until the earlier of the Closing or the termination of this Agreement pursuant to Section 10, within twenty (20) days after the end of each month ending after the date hereof, Sellers shall furnish Buyer with a copy of the monthly combined financial statements and reports of the Company and its

Subsidiaries prepared after the date of the Most Recent Financial Statements (including the balance sheet and operating statement for each such month and the fiscal year to the end of such month). In addition, Sellers shall furnish Buyer, upon request, with copies of regular management reports, if any, concerning its operation within ten (10) days after such reports are prepared. Sellers understand that Buyer or one or more of its Affiliates (including the Company after the Closing) may in the future prepare offering memoranda arid/or file registration statements under the Securities Act and/or become a reporting company under the Securities Exchange Act and that, in connection therewith, any of such companies may be required to prepare financial statements of the Company suitable for filing with the Securities and Exchange Commission for periods prior to the Closing Date and such financial statements will need to be prepared in accordance with Regulation S-X of the Securities Act or other applicable legal requirements (the "S-X Financials"). Accordingly, Sellers shall furnish to the Buyer (in addition to the Financial Statements) any information or documents reasonably requested by the Buyer and in the Sellers' possession or to which they have access, constituting, or necessary or desirable for the completion of, such offering memoranda, registration statements and the S-X Financials (including in response to Securities and Exchange Commission comments), and Sellers agree, following the Closing, to execute, or cause to be executed, any reasonably necessary management representation letters to permit Buyer, Sellers or one of their respective Affiliates independent accountants to issue unqualified reports with respect to the S-X Financials that are required to be filed pursuant to applicable legal requirements.


     (h)  Title Insurance.  The Sellers will cause the Company and its
          ---------------
Subsidiaries to obtain the following title insurance commitments, policies, and riders in preparation for the Closing:


          (i) with respect to each parcel of real estate that any of the Company and its Subsidiaries owns, an ALTA Owner's Policy of Title Insurance Form B-1987 (or equivalent policy acceptable to the Buyer if the real property is located in a state in which an ALTA Owner's Policy of Title Insurance Form B-1987 is not available) issued by a title insurer satisfactory to the Buyer (and, if requested by the Buyer, reinsured in whole or in part by one or more insurance companies and pursuant to a direct access agreement acceptable to the Buyer), in such amount as the Buyer may determine to be the fair market value of such real property (including all improvements located thereon), insuring title to such real property to be in the Company or its Subsidiary as of the Closing (subject only to the title exceptions described above in Section 4(l)(i) and in
     Section 4(l)(i) of the Disclosure Schedule); and

          (ii) with respect to each parcel of real estate that any of the Company and its Subsidiaries leases or subleases and which is listed on
     Section 4(l)(ii) of the Disclosure Schedule as a property for which a title insurance policy is to be procured, an ALTA Leasehold Owner's Policy of Title Insurance-1987 (or equivalent policy acceptable to the Buyer if the real property is located in a state in which an ALTA Leasehold Owner's Policy of Title Insurance-1987 is not available) issued by a title insurer satisfactory to the Buyer (and, if requested by the Buyer, reinsured in whole or in part by one or more insurance companies and pursuant to a direct access agreement acceptable to the Buyer) in such amount as the Buyer may determine (taking into account the time cost of money using the Applicable Rate as the discount rate and such other factors as whether the fair market rental value of the premises exceeds the stipulated consideration in the lease or sublease, whether the tenant or subtenant has any option to renew or extend, whether the tenant or subtenant owns any improvements located on the premises, whether the tenant or subtenant is permitted to sublease, and whether the tenant or subtenant would owe any amount under the lease or sublease if evicted), insuring title to the leasehold or subleasehold estate to be in the Company or its Subsidiary as of the Closing (subject only to the title exceptions described above in Section 4(l)(ii) and in 4(l)(ii) of the Disclosure Schedule).

Each title insurance policy delivered under Section 5(h)(i) and Section 5(h)(ii) above shall (A) insure title to the real property and all recorded easements benefiting such real property, (B) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (C) contain an ALTA Zoning Endorsement 3.1 (or equivalent), (D) contain an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the Survey delivered with respect to such property, (E) contain an endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, (F) contain an inflation endorsement providing for annual adjustments in the amount of coverage corresponding to the annual percentage increase, if any, in the United States Department of Commerce Composite Construction Cost Index (Base Year = 1998), (G) if the real property consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, and (H) contain a "non-imputation" endorsement to the effect that title defects known to the officers, directors, and stockholders of the owner prior to the Closing shall not be deemed "facts known to the insured" for purposes of the policy.

     (i) Surveys.  With respect to each parcel of real property that any of the
         -------
Company and its Subsidiaries owns, leases, or subleases, and as to which a title insurance policy is to be procured pursuant to Section 5(h) above, the Sellers will cause the Company and its Subsidiaries to procure in preparation for the Closing a current survey of the real property certified to the Buyer, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto the real property which has not been cured or insured over prior to the Closing.

     (j) Exclusivity.  None of the Sellers will (and the Sellers will not cause
         -----------
or permit any of the Company and its Subsidiaries to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Company and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote their Company Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     (k)  Split Dollar Insurance.  Prior to closing, Sellers shall structure up
          ----------------------
to $6,000,000 of cash surrender value in the Company to fund a split dollar insurance policy satisfactory to Buyer to fully fund premiums and allow the Company in the future years after closing to avoid recording a premium expense under GAAP. The purchase price, as otherwise adjusted hereunder, shall be reduced by the amount of the present value of the premium expense of such insurance, based upon a discount rate of fourteen percent (14%) per annum.

     (1)  Buyer's Review of Disclosure Schedule.  The Buyer shall have ten (10)
          -------------------------------------
days from the date that Sellers deliver to Buyer a complete Disclosure Schedule to review such disclosures. To the extent that Buyer is unwilling to accept a disclosure which is an obligation of the Company or an exception to a representation, such disclosure shall not be included on the Disclosure Schedule.

     6.   Post-Closing Covenants.  The Parties agree as follows with respect to
          ----------------------
the period following the Closing.


     (a)  General.  In case at any time after the Closing any further action is
          -------
necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company and its Subsidiaries.

     (b)  Litigation Support. In the event and for so long as any Party actively
          ------------------
is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Company and its Subsidiaries, each of the other Parties will cooperate with him, or it and his, hers or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

     (c)  Transition.  None of the Sellers will take any action that is designed
          ----------
or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Company and its Subsidiaries from maintaining the same business relationships with the Company and its Subsidiaries after the Closing as it maintained with the Company and its Subsidiaries prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the Businesses of the Company and its Subsidiaries to the Buyer from and after the Closing.

     (d)  Confidentiality.  Each of the Sellers will treat and hold as such all
          ---------------
of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or its best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     (e)  Certain Existing Compensation Agreements.  In connection with the
          ----------------------------------------
execution of non-competition agreements in form and substance satisfactory to the Buyer, Buyer shall honor the existing non-qualified Deferred Compensation Agreements for Ed Haymans, M.L. Coffer and John Long, and the Company may amend the Deferred Compensation Agreements prior to the Closing Date to provide for payment to each without discount in the event that employment ceases prior to age 65 for any reason.

     7.   Conditions to Obligation to Close.
          ---------------------------------

     (a)  Conditions to Obligation of the Buyer.  The obligation of the Buyer to
          -------------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) Sellers shall have performed and complied in all material respects with all of their covenants hereunder through the Closing;

          (iii) the Company and its Subsidiaries shall have procured all of the third party consents specified in Section 5(b) above, all of the title insurance commitments, policies, and riders specified in Section 5(h) above, and all of the Surveys specified in Section 5(i) above;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Company Shares and to control the Company and its Subsidiaries, or (D) affect adversely the right of any of the Company and its Subsidiaries to own its assets and to operate its Businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

          (vi) all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated and the Parties, the Company, and its Subsidiaries shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above;

          (vii) all applicable consents, permits and orders required by the FCC, the Georgia PSC and any other governmental authority shall have been obtained and become final;

          (viii) the relevant parties shall have entered into Noncompetition. Agreements and the same shall be in full force and effect;

          (ix) Buyer shall have received from counsel to Sellers an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to Buyer, and dated as of the Closing Date;

          (x) Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company and its Subsidiaries;

          (xi) Buyer shall have obtained from the Rural Telephone Finance Cooperative or other institutional lender, on terms and conditions satisfactory to it in its sole discretion, all of the financing it needs in order to consummate the transactions contemplated hereby and fund the working capital requirements of the Company and its Subsidiaries after the Closing;

          (xii) at the Closing, the Company shall have no less than Four Million Dollars ($4,000,000) in readily-available cash, a minimum net worth of Nine Million Dollars ($9,000,000) and a minimum current ratio of 1.2. The Parties acknowledge that they will use best efforts to determine compliance with this condition immediately prior to Closing and that the final calculations and adjustments shall be made to reflect the actual position of the Company in the Final Closing Date Report delivered to the Sellers by Buyer thirty days after the Closing Date;

          (xiii) between the date of this Agreement and the Closing, there shall have been no material adverse change (or event reasonably likely to result in a material adverse change) in the financial condition, assets, Business, operations, results of operation, cash flows or prospects of the Company or any of its Subsidiaries as determined in the reasonable discretion of the Buyer but excluding United States general economic conditions;

          (xiv) Sellers shall have delivered to Buyer such documents and certificates of officers and public officials as shall be reasonably requested by Buyer's counsel to establish the existence and good standing of the Company and its Subsidiaries and the due authorization of this Agreement and the transactions contemplated hereby by Sellers;

          (xv) Buyer shall have obtained from its Board of Directors (i) due authorization and approval of this Agreement, which is anticipated to be ten days after completion of due diligence and (ii) final authorization and approval of the transactions contemplated herein prior to Closing;

          (xvi) Sellers shall deliver to Buyer at the Closing such other documents as shall be effective to vest in Buyer good and marketable title to the Company Shares, free and clear of any Security Interests, encumbrances or restrictions;

          (xvii) Seller shall exercise good faith efforts to obtain all agreements, documents, instruments, consents, waivers, landlord estoppels, subordination agreements, payoff letters, financial statements and other items which are reasonably required by Buyer's counsel, lenders, or investment bankers in connection with Closing; and

          (xviii) all actions to be taken by Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

     (b)  Conditions to Obligation of the Sellers.  The obligation of Sellers to
          ---------------------------------------
consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) Buyer shall have performed and complied in all material respects with all of its covenants hereunder through the Closing;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

          (v) all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated and the Parties, the Company, and its Subsidiaries shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above;

          (vi) all applicable consents, permits and orders required by the FCC, the Georgia PSC and any other governmental authority shall have been obtained and become final;

          (vii) Sellers shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to Sellers, and dated as of the Closing Date;

          (viii) Buyer shall have delivered to Sellers such documents and certificates of officers and public officials as shall be reasonably requested by Seller's counsel to establish the existence and good standing of the Company and its Subsidiaries and the due authorization of this Agreement and the transactions contemplated hereby by Buyer;

          (ix) Buyer and the members thereof shall have executed the limited liability operating agreement of Coastal Communications, LLC reflecting the understanding of the parties as outlined in the letter of intent between the parties dated October 5, 1999, thereby making provision for the transfer of the Coastal Communications Interest and for all rights and priorities relating to such interest; and

          (x) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Sellers; and

          (xi) Sellers shall be satisfied as to the ability of Buyer to fulfill its obligations under the limited liability operating agreement of Buyer prior to December 14, 1999, or this condition shall be satisfied.

The Sellers may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

     8.   Remedies for Breaches of This Agreement.
          ---------------------------------------

     (a)  Survival of Representations and Warranties. All of the representations
          ------------------------------------------
and warranties of the Sellers herein shall survive the Closing hereunder (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until thirty (30) days following the date of delivery to Buyer of audited financial statements for the first full year of ownership of the Company by Buyer (currently estimated to be calendar year 2001 based upon a February 2000 Closing); provided, however., that the representations and warranties contained in Section 3(a)(v) and Section 4(b) (related to the Company Shares and capitalization), and Section 4(k) (related to tax matters shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect thereafter (subject to any applicable statutes of limitations).

     (b)  Indemnification Provisions for Benefit of the Buyer.
          ---------------------------------------------------

          (i) In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of their representations, warranties, and covenants contained herein (except for any of his or its covenants in Section 2(a) above or any of his-or its representations and warranties in Section 3(a) above), and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Sellers pursuant to Section 11(h) below within such survival period, then the Sellers agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Sellers shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of Sellers until Buyer has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a One Million Dollar ($1,000,000) aggregate threshold (at which point the Sellers will be obligated to indemnify the Buyer from and against all such Adverse Consequences relating back to the first dollar); and, provided further, however., any single Adverse Consequence which is less than Twenty-Five Thousand Dollars ($25,000) per occurrence shall not be counted toward such One Million Dollar ($ 1,000,000) aggregate threshold;

          (ii) In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of his or its covenants in Section 2 above or any of his or its representations and warranties in Section 3(a) or Section 4(b) above, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 11(h) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (iii) Each of the Sellers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of any of the Company and its Subsidiaries (x) for any Taxes of the Company and its Subsidiaries with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 9(c)) to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet, and (y) for the unpaid Taxes of any Person (other than any of the Company and its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (c)  Indemnification Provisions for Benefit of the Sellers.  In the event
          -----------------------------------------------------
the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that any of the Sellers makes a written claim for indemnification against the Buyer pursuant to Section 11(h) below within such survival period, then the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences but not to exceed the Purchase Price the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

     (d)  Matters Involving Third Parties.
          -------------------------------

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder,
     (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

     (e)  Determination of Adverse Consequences.  The Parties shall take into
          -------------------------------------
account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

     (f)  Other Indemnification Provisions.  The foregoing indemnification
          --------------------------------
provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including, without limitation, any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the Company, its Subsidiaries, or the transactions contemplated by this Agreement. Each of the Sellers hereby agrees that he, she or it will not make any claim for indemnification against any of the Company and its Subsidiaries by reason of the fact that he, she or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

     (g)  Indemnification Coverage.  For purposes of the indemnification
          ------------------------
obligations of Buyer and Seller hereunder, an indemnification of Buyer or Seller shall include each parties directors, officers, employees, agents, trustees, Affiliates, partners, successors and assigns.

     (h)  Limitation on Indemnity. The indemnification obligation of the Sellers
          -----------------------
shall not exceed Twenty-One Million Dollars ($21,000,000) plus the Sellers' member interests in Coastal Communications, LLC. Buyer shall have the right to offset Sellers' liability under their indemnification obligation against Sellers' member interests in Coastal Communications, LLC. Each Seller agrees not to transfer to a third party an amount in excess of his or its pro-rata share of the $21,000,000 referenced in this section, except for valuable consideration, during the term of the indemnity obligation hereunder; provided that Sellers shall not be prevented by this section from engaging in good faith estate planning or addressing tax liability.

     9.   Tax Matters.  The following provisions shall govern the allocation of
          -----------
responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

     (a)  Tax Periods Ending on or Before the Closing Date. Buyer shall prepare
          ------------------------------------------------
or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date other than income Tax Returns with respect to periods for which a consolidated, unitary or combined income Tax Return of Seller will include the operations of the Company and its Subsidiaries. Buyer shall permit Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing. Sellers shall reimburse Buyer for Taxes of the Company and its Subsidiaries with respect to such periods within fifteen (15) days after payment by Buyer or the Company and its Subsidiaries of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet.

     (b)  Tax Periods Beginning Before and Ending After the Closing Date.  Buyer
          --------------------------------------------------------------
shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company and its Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date. Sellers shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its Subsidiaries.

     (c)  Cooperation on Tax Matters.
          --------------------------

          (i) Buyer, the Company and its Subsidiaries and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and its Subsidiaries and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company and its Subsidiaries or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

          (ii) Buyer and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (iii) Buyer and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

     (d)  Tax Sharing Agreements.  All tax sharing agreements or similar
          ----------------------
agreements with respect to or involving the Company and its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Company and its Subsidiaries shall not be bound thereby or have any liability thereunder.

     (e)  Certain Taxes. All transfer, documentary, sales, use, stamp,
          -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

     10.  Termination.
          -----------

     (a)  Termination of Agreement.  Certain of the Parties may terminate this
          ------------------------
Agreement as provided below:

          (i) Buyer and Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) Buyer may terminate this Agreement by giving written notice to Sellers on or before December 14, 1999, if the Buyer is not reasonably satisfied with the results of its continuing business, legal, environmental, and accounting due diligence regarding the company and its subsidiaries.

          (iii) Buyer may terminate this Agreement by giving written notice to Sellers at any time prior to the Closing (A) in the event any of Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified Sellers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 1, 2000, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iv) Sellers may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of Sellers has notified Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 1, 2000, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

     (b)  Effect of Termination. If any Party terminates this Agreement pursuant
          ---------------------
to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

     11.  Miscellaneous.
          -------------

          (a)  Nature of Certain Obligations.
               -----------------------------

          (i) The covenants of each of the Sellers in Section 2(a) above concerning the sale of his or its Company Shares to Buyer and the representations and warranties of each of the Sellers in Section 3(a) above concerning the transaction are several obligations. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in Section 8 above for any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

          (ii) The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Seller will be responsible to the extent provided in Section 8 above for the entirety of any Adverse Consequences Buyer may suffer as a result of any breach thereof.

     (b)  Press Releases and Public Announcements.  No Party shall issue any
          ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

     (c)  No Third-Party Beneficiaries. This Agreement shall not confer any
          ----------------------------
rights or remedies upon any Person other than the Parties, the parties designated in Section 9(g) and their respective successors and permitted assigns.

     (d)  Entire Agreement.  This Agreement (including the documents referred to
          ----------------
herein) and the limited liability operating agreement of Buyer reflecting the understanding of the parties as outlined in the letter of intent between the parties dated October 5, 1999 to be executed will constitute the entire agreement among the Parties and shall supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e)  Succession and Assignment.  This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and Sellers; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates or its lenders and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (f)  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g)  Headings.  The section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h)  Notices.  All communications or notices required or permitted by this
          -------
Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of the other party, or when sent by confirmed telecopy or facsimile machine to the number shown below, or when properly deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until either of such parties notifies the other in accordance with this Section of a change of address or change of telecopy number:

          If to Buyer:

               Coastal Communications, LLC
               103 South Fifth Street
               Mebane, North Carolina 27302
               Attn: Paul H. Sunu, Manager
               Telephone: (919) 563-8222
               Telecopier: (919) 563-4993

          With a copy to:

               Madison River Telephone Company, LLC
               103 South Fifth Street
               Mebane, North Carolina 27302
               Attn: Bruce F. Metge, Esq., General Counsel
               Telephone: (919) 563-8247
               Telecopier: (919) 563-4993

               Wyrick Robbins Yates & Ponton LLP
               4101 Lake Boone Trail, Suite 300
               Raleigh, North Carolina 27607
               Attn: Larry E. Robbins, Esq.
               Telephone: (919) 781-4000
               Telecopier: (919) 781-4865

          If to Sellers:

               Daniel M. Bryant
               Post Office Box 280
               Hinesville, GA 313 10
               Telephone: (912) 877-1955

               G. Allan Bryant
               305 East Charlton
               Savannah, GA 31401
               Telephone: (912) 234-6539

               The Michael E. Bryant Life Trust
               103 North Main Street
               Hinesville, GA 31313
               Telephone: (912) 369-8000
               Telecopier: (912) 368-2618

          With a copy to:

               Thomas J. Ratcliffe, Jr., Esq.
               103 North Main Street
               Hinesville, Georgia 31313
               Telephone: (912) 369-8000
               Telecopier: (912) 368-2618

     (i)  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

     (j)  Amendments and Waivers.  No amendment of any provision of this
          ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k)  Severability.  Any term or provision of this Agreement that is invalid
          ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (1)  Expenses.  Except as otherwise provided herein, or except as consented
          --------
to by Buyer, each of the Parties, the Company, and its Subsidiaries will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that none of the Company and its Subsidiaries has borne or will bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     (m)  Construction. The Parties have participated jointly in the negotiation
          ------------
and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including, without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (n)  Incorporation of Exhibits and Disclosure Schedule.  The Exhibits and
          -------------------------------------------------
Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o)  Specific Performance. Each of the Parties acknowledges and agrees that
          --------------------
the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

     (p)  Submission to Jurisdiction.  Each of the Parties submits to the
          --------------------------
jurisdiction of any federal court sitting in Atlanta, Georgia in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such courts. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Seller appoints Thomas R. Ratcliffe, Jr., Esq. (the "Process Agent") as his or its agent to receive on his or its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(h) above or
(ii) in the case of the Sellers, to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in Section 10(h) above. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity and in any appropriate jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Contribution and Stock Purchase Agreement as of the day and year first above written.

                                   MRTC:


                                   MADISON RIVER TELEPHONE COMPANY,
                                   LLC

                                   By:  PAUL H. SUNU
                                       --------------------------------------
                                        Name:  Paul H. Sunu
                                        Title: Manager

                                   BUYER:
                                   ------

                                   COASTAL COMMUNICATIONS, LLC

                                   By:  PAUL H. SUNU
                                      ---------------------------------------
                                        Name: Paul H. Sunu
                                        Title: Manager

                                   SELLERS:
                                   --------

                                     DANIEL M. BRYANT                (SEAL)
                                   ----------------------------------
                                   Daniel M. Bryant

                                     G. ALLAN BRYANT                 (SEAL)
                                   ----------------------------------
                                   G. Allan Bryant

                                   THE MICHAEL E. BRYANT LIFE TRUST

                                   By:   G. ALLAN BRYANT            (SEAL)
                                      ------------------------------
                                      Co-Trustee

                                   By:   DANIEL M. BRYANT           (SEAL)
                                      ------------------------------
                                      Co-Trustee

                                   By:   THOMAS J. RATCLIFFE, JR.   (SEAL)
                                      ------------------------------
                                      Co-Trustee

                                   COMPANY:
                                   --------

                                   COASTAL UTILITIES, INC.

                                   By:   JAMES M. JOHNSON
                                       ------------------------------------
                                        Name: James M. Johnson
                                        Title: President and CEO

                                   EXHIBIT A
                                   ---------

                                  DEFINITIONS

     "Access Line" means any telephone line of the Business that is assigned a
     -------------
customer account.

     "Accountants" has the meaning set forth in Section 2(e)(ii) below.
     -------------

     "Accounts Payable" means all accounts payable of the Company and its
     ------------------
Subsidiaries as determined in accordance with GAAP.

     "Accounts Receivable" means all accounts receivable of the Company and its
     ---------------------
Subsidiaries as determined in accordance with GAAP.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated
     ---------------------
under the Securities Act.

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
     ----------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs, attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule l2b-2 of the regulations
     -----------
promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
     ------------------
Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

     "Agreement" means this Stock Purchase Agreement, together with the
     -----------
Schedules and Exhibits attached hereto, as the same shall be amended and/or supplemented from time to time in accordance with the terms hereof.

     "Applicable Rate" means the prime rate of interest publicly announced from
     -----------------
time to time in the Wall Street Journal.

     "Basis" means any past or present fact, situation, circumstance, status,
     -------
condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Business" has the meaning set forth in the preamble above.
     ----------

     "Buyer" has the meaning set forth in the preamble above.
     -------

     "CCL Class A Member Interest" shall mean a membership interest in Buyer
     -----------------------------
having the rights, preferences and duties of a Class A Member Interest as set forth in the Limited Liability Company Agreement of the Buyer.

     "CCL Class B Member Interest" shall mean a membership interest in Buyer
     -----------------------------
having the rights, preferences and duties of a Class B Member Interest as set forth in the Limited Liability Company Agreement of the Buyer.

     "CCL Class C Member Interest" shall mean a membership interest in Buyer
     -----------------------------
having the rights, preferences and duties of a Class C Member Interest as set forth in the Limited Liability Company Agreement of the Buyer.

     "Closing" has the meaning set forth in Section 2(c) below.
     ---------

     "Closing Date" has the meaning set forth in Section 2(c) below.
     --------------

     "Coastal Communications Interest" shall mean the equity portion of the
     ---------------------------------
Consideration to be received by Sellers pursuant to Section 2 hereof, which shall be comprised of (i) a CCL Class A Member Interest with an initial capital account value of Ten Million Dollars ($ 10,000,000) and (ii) a CCL Class B Member Interest with an initial capital account of Five Million Dollars ($5,000,000) and having such rights, obligations and priorities as are to be set forth in the limited liability operating agreement of Buyer.


     "Code" means the Internal Revenue Code of 1986, as amended.
     ------

     "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA
     -------
and Code Section 4980B.

     "Company" has the meaning set forth in the preamble above.
     ---------

     "Company Share" means any share of the Class A and Class B Common Stock,
     ---------------
par value $10.00 per share of the Company, and any share of the Class A and Class B Preferred Stock, par value $ 100.00 per share, of the Company.

     "Confidential Information" means any information concerning the Businesses
     --------------------------
and affairs of the Company and its Subsidiaries that is not already generally available to the public.

     "Control" (including, with correlative meanings, the terms "Controlled by,"
     ---------
"Controlling" and "under common Control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

     "Controlled Group" has the meaning set forth in Code Section 1563.
     ------------------

     "Deferred Intercompany Transaction" has the meaning set forth in Reg.
     -----------------------------------
Section 1.1502-13.

     "Disclosure Schedule" has the meaning set forth in Section 4 below.
     ---------------------

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
     -----------------------
retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section
     -------------------------------
3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section
     -------------------------------
3(l).

     "Environmental, Health, and Safety Requirements" shall mean all federal,
     ------------------------------------------------
state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "Equipment" means all hardware, network equipment, switches, fiber optics,
     -----------
machinery, equipment, furniture, fixtures, furnishings, parts and other items of tangible personal property used or useable in the conduct of the Business of the Company and its Subsidiaries.

     "ERISX" means the Employee Retirement Income Security Act of 1974, as
     -------
amended.

     "ERISA Affiliate" means each entity which is treated as a single employer
     -----------------
with Seller for purposes of Code Section 414.

     "Excess Loss Account" has the meaning set forth in Reg. Section 1. 1502-19.
     ---------------------

     "FCC" means the Federal Communications Commission.
     -----

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).
     -----------

     "Final Closing Date Report" shall have the meaning set forth in Section
     ---------------------------
2(e)(i) below.

     "Financial Statement" has the meaning set forth in Section 4(g) below.
     ---------------------

     "GAAP" means generally accepted accounting principles applied on a basis
     ------
consistent with preceding years and throughout the periods involved.

     "Georgia PSC" means the Georgia Public Service Commission and any other
     -------------
similar or related Georgia regulatory agency.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
     ---------
as amended, and the regulations promulgated thereunder.

     "Indemnified Party" has the meaning set forth in Section 8(d) below.
     -------------------

     "Indemnifying Party" has the meaning set forth in Section 8(d) below.
     --------------------

     "Intellectual Property" means (a) all inventions (whether patentable or
     -----------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Inventory" means all raw materials, work-in-process and finished products,
     -----------
including inventory in transit and other assets used to support the operation of the Business, each of such items as used in the conduct of the Business of the Company and its Subsidiaries.

     "Knowledge" means actual knowledge after reasonable investigation.
     -----------

     "Liability" means any liability (whether known or unknown, whether asserted
     -----------
or unasserted, whether absolute or contingent, whether accrued or uncured, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Long Term Debt" means (i) all indebtedness for borrowed money; (ii) that
     ----------------
portion of Capital leases that is properly classified as a liability on a balance sheet in accordance with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation for all or any part of the deferred purchase price of property or services, all liabilities, secured by any lien or any property; -any letter of credit; any prepayment penalties; any earn out or deferred portion of the purchase price of any tangible or intangible assets; any noncompetition obligation; any taxes, and any other obligation required to be included in the long term debt section of the Company's balance sheet as determined in accordance with GAAP. Sellers shall be entitled to reduce this amount to reflect a credit for RTFC stock in an amount not to exceed $1,800,000.

     "Most Recent Balance Sheet" means the balance sheet contained within the
     ---------------------------
Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in Section
     ----------------------------------
4(g) below.

     "Most Recent Fiscal Month End" has the meaning set forth in Section 4(g)
     ------------------------------
below.

     "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g)
     -----------------------------
below.

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).
     --------------------

     "Net Worth" means the tangible assets of the Company less the Company's
     -----------
liabilities.

     "Noncompetition Agreements" shall mean noncompetition agreements to be
     ---------------------------
executed by senior officers of the Company and all shareholders effective as of the date of execution of this Agreement.

     "Ordinary Course of Business" means the ordinary course of business
     -----------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preamble above.
     -------

     "PBGC" means the Pension Benefit Guaranty Corporation.
     ------

     "Person" means an individual, a partnership, a corporation, an association,
     --------
a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Process Agent" has the meaning set forth in Section 10(p) below.
     ---------------

     "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and
     ------------------------
Code Section 4975.

     "Purchase Price" has the meaning set forth in Section 2(b) below.
     ----------------

     "Reportable Event" has the meaning set forth in ERISA Section 4043.
     ------------------

     "Securities Act" means the Securities Act of 1933, as amended.
     ----------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
     -------------------------
amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge,
     -------------------
or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" has the meaning set forth in the preamble above.
     --------

     "Subsidiary" means any corporation with respect to which a specified Person
     ------------
(or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Survey" has the meaning set forth in Section 5(i) below.
     --------

     "Tax" means any federal, state, local, or foreign income, gross receipts,
     -----
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or
     ------------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in Section 8(d) below.
     -------------------